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                                  EXHIBIT 99.4
                                  ------------

Certification  Pursuant  to  Section  906  of  the  Sarbanes-Oxley  Act  of 2002

The undersigned, who is the Chief Financial Officer of International Microcomputer Software, Inc. (the "Company"), hereby certifies that (i) the Quarterly Report on Form 10-QSB/A for the restated Quarterly Report on Form 10-QSB/A for the three and six-month period ended December 31, 2001, as filed by the Company with the Securities and Exchange Commission (the "Annual Report"), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  December  27,  2002

By:  /s/  William  J.  Bush
William  J.  Bush
Chief  Financial  Officer  (Principal  Accounting  Officer)

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